UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ADVANCED MAGNETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2742593 (I.R.S. Employer Identification No.)

61 Mooney Street Cambridge, Massachusetts 02138

(Address of Principal Executive Offices including zip code)

Advanced Magnetics, Inc. Amended and Restated 2000 Stock Plan

(Full Title of the Plan)

Jerome Goldstein Chief Executive Officer Advanced Magnetics, Inc. 61 Mooney Street Cambridge, Massachusetts 02138 (617) 497-2070	COPY TO: Miguel J. Vega, Esq. Sullivan & Worcester LLP One Post Office Square Boston, Massachusetts 02109 (617) 338-2800

(Name, Address and Telephone Number of Agent For Service)

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this registration statement.

The prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended, which is being provided to participants in the Advanced Magnetics, Inc. Amended and Restated 2000 Stock Plan in conjunction with this registration statement also relates to the shares registered under the Registration Statement on Form S-8 dated February 6, 2002 (File No. 333-82292) of Advanced Magnetics, Inc.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value per share	1,000,000	$20.13	$20,130,000	$2,154

(1) The maximum number of shares which may be sold upon the exercise of options granted under the Advanced Magnetics, Inc. Amended and Restated 2000 Stock Plan is subject to adjustment in accordance with certain structural anti-dilution and other provisions of the Advanced Magnetics, Inc. Amended and Restated 2000 Stock Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such structural anti-dilution and other provisions.

(2) The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the American Stock Exchange on February 3, 2006.

Registration of Additional Securities – Explanatory Note

We are filing this registration statement to register an additional 1,000,000 shares of our common stock for issuance under the Advanced Magnetics, Inc. Amended and Restated 2000 Stock Plan (the “Plan”). The increase in the number of shares authorized for issuance under the Plan was approved by our stockholders at our 2006 annual meeting held on February 7, 2006. On February 6, 2002 we filed a registration statement on Form S-8 (Reg. No. 333-82292) covering 1,000,000 shares of our common stock authorized for issuance under the original version of the Plan (the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”).  Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference, except for Item 3 and Item 8 of the Prior Registration Statement, which is being updated by this registration statement.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following additional documents, which have been filed by the Company with the Commission, are incorporated by reference in and made a part of this registration statement, as of their respective dates:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2005 filed on December 14, 2005;
(b)	The Company’s Current Report on Form 8-K filed January 19, 2006; and
(c)

The description of the Company’s common stock contained in the registration statement on Form 8-A dated September 24, 1991 (File No. 0-14732), including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
5.1	Opinion of Sullivan & Worcester LLP.*
23.1	Consent of Sullivan & Worcester LLP (contained in the opinion of Sullivan & Worcester LLP filed herewith as Exhibit 5.1).
23.3	Consent of Independent Registered Public Accounting Firm – PricewaterhouseCoopers LLP.*
24	Powers of Attorney (included in the signature page to this registration statement).

___________

*	filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 7th day of February, 2006.

ADVANCED MAGNETICS, INC.

By: /s/ Jerome Goldstein
Name: Jerome Goldstein Title: Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated. The undersigned officers and directors of the Company hereby severally constitute and appoint Jerome Goldstein and Joseph L. Farmer, and each of them acting singly, our true and lawful attorneys to sign for us and in our names in the capacities indicated below any and all amendments or supplements, whether pre-effective or post-effective, to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to this registration statement signed by our said attorneys and all else that said attorneys may lawfully do and cause to be done by virtue hereof.

Signature	Title	Date

/s/ Jerome Goldstein Jerome Goldstein	Chairman of the Board of Directors and Chief Executive Officer	February 7, 2006

/s/ Brian J.G. Pereira Brian J.G. Pereira	President and Director	February 7, 2006

/s/ Michael N. Avallone Michael N. Avallone	Chief Financial Officer	February 7, 2006

/s/Sheldon Bloch Sheldon Bloch	Director	February 7, 2006

/s/ Michael D. Loberg Dr. Michael D. Loberg	Director	February 7, 2006

/s/ Edward B. Roberts Dr. Edward B. Roberts	Director	February 7, 2006

/s/ Mark Skaletsky Mark Skaletsky	Director	February 7, 2006

/s/ Theodore I. Steinman Theodore I. Steinman, MD	Director	February 7, 2006